NEWS RELEASE

Exhibit 99.1

ARCADIA RESOURCES TO TRADE ON OTCQB MARKETPLACE

INDIANAPOLIS, IN – September 2, 2011 – Arcadia Resources, Inc., a leading provider of innovative consumer health care services under the Arcadia HealthCare℠ brand, today announced that it expects that its common stock will cease trading on the NYSE Amex (“Amex”) effective with the open of business on September 6, 2011.  The Company has been informed that it is eligible for trading on the OTCQB Marketplace effective with the market open on September 6, 2011.  The Company's ticker symbol will change from “KAD” to "KADR".  The Company intends to continue to file periodic reports with the Securities and Exchange Commission pursuant to the requirements of the requirements of the Securities Exchange Act of 1934, as amended.

Operated by OTC Markets Group Inc., the OTCQB is a market tier for OTC traded companies that are registered and reporting with the Securities and Exchange Commission. Investors will be able to view Real Time Level II stock quotes for the Company at http://www.otcmarkets.com under the ticker symbol KADR.

On August 15, 2011, the Company announced that it had informed Amex of its intent to voluntarily delist from Amex.  On August 25, 2011, the Company filed a Form 25 with the SEC to voluntarily withdraw its common stock from listing and registration on Amex.  The Company expects that its application to withdraw its common stock from listing on Amex will become effective September 6, 2011.

About Arcadia HealthCare

Arcadia HealthCare is a service mark of Arcadia Resources, Inc. (NYSE Amex: KAD), and is a leading provider of home care, medical staffing and pharmacy services under its proprietary DailyMed program.  The Company, headquartered in Indianapolis, Indiana, has 65 locations in 18 states.  Arcadia HealthCare's comprehensive solutions and business strategies support the Company's vision of "Keeping People at Home and Healthier Longer."

DailyMed™ Pharmacy dispenses a monthly cycle of a patient’s prescriptions, over-the-counter medications and vitamins, and organizes them into pre-sorted packets clearly marked with the date and time the medications should be taken.  In the dispensing process, a DailyMed pharmacist reviews each patient’s medication profile and utilizes state-of-the-art medication therapy management tools in order to improve the safety and efficacy of the medications being dispensed.  A DailyMed pharmacist provides routine communication with the patient, the primary care physician, caregivers and payers in order to maximize the pharmaceutical care administered.  The DailyMed program improves patient care and drug utilization while reducing drug and hospitalization costs for private and government payers.

Forward Looking Statements

Any statements contained in this release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21A of the Securities Exchange Act of 1934, as amended and otherwise within the meaning of court opinions construing such forward-looking statements. The Company claims all safe harbor and other legal protections provided to it by law for all of its forward-looking statements. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, estimates, uncertainties and other factors, which could cause actual financial or operating results, performances or achievements expressed or implied by such forward-looking statements not to occur or be realized, including our estimates of consumer demand for our services and products, required capital investment, competition, and other factors.

Actual events and results may differ materially from those expressed, implied or forecasted in forward-looking statements due to a number of factors. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in the Company's filings with the Securities and Exchange Commission from time to time, including the section entitled "Risk Factors" and elsewhere in the Company's most recent Annual Report on Form 10-K and subsequent periodic reports. Among the factors that could cause future results to differ materially from those provided in our press release are: (i) we cannot be certain or our ability to generate sufficient cash flow to meet our obligations on a timely basis; (ii) we may be required to make significant business investments that do not produce offsetting increases in revenue; (iii) we may be unable to execute and implement our growth strategy; (iv) we may be unable to achieve our targeted performance goals for our business segments; and (v) other unforeseen events may impact our business. The forward-looking statements speak only as of the date hereof. The Company disclaims any obligation to update or alter its forward-looking statements, except as may be required by law.

Contact:
Matthew Middendorf
Chief Financial Officer
mmiddendorf@arcadiahealthcare.com
317.569.8234 x 2002